UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2025

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2025, as described below, upon the recommendation of the Board of Directors (the “Board”) of Academy Sports and Outdoors, Inc. (the “Company”), the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to (i) remove the supermajority voting requirements for stockholders to amend the Company’s Amended and Restated Bylaws and certain provisions of the Company’s Amended and Restated Certificate of Incorporation (the “Supermajority Voting Amendment”), (ii) declassify the Board and phase-in annual director elections starting with the Company’s 2026 Annual Meeting of Stockholders (the “Board Declassification Amendment”), and (iii) add a provision exculpating certain officers of the Company from liability in specific circumstances, as permitted by Delaware law (the “Officer Exculpation Amendment,” and, collectively with the Supermajority Voting Amendment and the Board Declassification Amendment, the “Amendments”). The details of the Amendments were disclosed in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), filed with the Securities and Exchange Commission on April 21, 2025, which description is incorporated herein by reference.

As a result, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on June 5, 2025, which became effective upon filing. The Company subsequently filed a restated certificate of incorporation (the “Restated Certificate”) that integrated the Amended and Restated Certificate of Incorporation and the Amendments.

The foregoing descriptions of the Amendments and the Amended and Restated Certificate of Incorporation are qualified in their entirety by reference to the full text of the Certificate of Amendment and the Restated Certificate, respectively, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held its 2025 Annual Meeting. At the Annual Meeting, the Company’s stockholders (i) elected three Class II directors, whose names appear below, to serve for a term of three years expiring at the Company’s 2028 Annual Meeting of Stockholders and until their successors shall be elected and qualified (the “Election of Class II Directors”), (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2026 (“Auditor Ratification”), (iii) approved, on a non-binding advisory basis, the fiscal year 2024 compensation paid to the Company’s named executive officers (“Say-on-Pay”), (iv) approved the Supermajority Voting Amendment, (v) approved the Board Declassification Amendment, and (vi) approved the Officer Exculpation Amendment. The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below:

Election of Class II Directors	Votes For	Votes Withheld	Broker Non-Votes
Wendy Beck	56,058,208	914,691	5,357,428
Theresa Palermo	56,485,789	487,110	5,357,428
Monique Picou	56,566,973	405,926	5,357,428

	Votes For	Votes Against	Abstentions
Auditor Ratification	60,261,211	2,034,177	34,939

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Say-on-Pay	56,268,117	665,067	39,715	5,357,428

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Supermajority Voting Amendment	56,773,125	154,257	45,517	5,357,428

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Board Declassification Amendment	56,827,543	103,597	41,759	5,357,428

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Officer Exculpation Amendment	50,622,595	6,316,989	33,315	5,357,428

Item 8.01    Other Events.

Nominating and Governance Committee Appointment

On June 5, 2025, the Board appointed Monique Picou to serve as a member of the Nominating and Governance Committee of the Board, effective immediately.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation.
3.2	Restated Certificate of Incorporation.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: June 5, 2025	By:	/s/	Sarah M. Green
	Name:	Sarah M. Green
	Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary